Exhibit 99.1

News from AEP

MEDIA CONTACT:	ANALYSTS CONTACT:
Melissa McHenry	Bette Jo Rozsa
Director, External Communications	Managing Director, Investor Relations
614/716-1120	614/716-2840

FOR IMMEDIATE RELEASE

AEP REPORTS SECOND-QUARTER 2017 EARNINGS; REAFFIRMS FULL-YEAR EARNINGS GUIDANCE

•	Second-quarter 2017 GAAP earnings of $0.76 per share

•	Second-quarter 2017 operating earnings of $0.75 per share

•	Improved economic conditions support industrial sales growth

AMERICAN ELECTRIC POWER
Preliminary, unaudited results

	Second Quarter ended June 30			Year-to-date ended June 30
	2017	2016	Variance	2017	2016	Variance
Revenue ($ in billions):	3.6	3.9	(0.3)	7.5	7.9	(0.4)
Earnings (Loss) ($ in millions):
GAAP	375.0	502.1	(127.1)	967.2	1,003.3	(36.1)
Operating	370.4	465.7	(95.3)	844.7	966.9	(122.2)
EPS ($):
GAAP	0.76	1.02	(0.26)	1.97	2.04	(0.07)
Operating	0.75	0.95	(0.20)	1.72	1.97	(0.25)
EPS based on 492mm shares 2Q 2017, 491mm shares 2Q 2016, 492mm shares YTD 2017 and 491mm shares YTD 2016.

COLUMBUS, Ohio, July 27, 2017 - American Electric Power (NYSE: AEP) today reported second-quarter 2017 earnings, prepared in accordance with Generally Accepted Accounting Principles (GAAP), of $375 million or $0.76 per share, compared with GAAP earnings of $502 million or $1.02 per share in second-quarter 2016. Operating earnings for second-quarter 2017 were $370 million or $0.75 per share, compared with operating earnings of $466 million or $0.95 per share in second-quarter 2016. Operating earnings is a non-GAAP measure representing GAAP earnings excluding special items. The difference between 2017 GAAP earnings and operating earnings was largely due to adjustments related to the sale of competitive generation assets.

A full reconciliation of GAAP earnings to operating earnings for the quarter and year-to-date is included in the tables at the end of this news release.
“We are on track to achieve our operating earnings guidance range of $3.55 to $3.75 per share this year, despite the negative impact of very mild temperatures. We anticipated lower operating earnings performance this quarter, compared with last year, due to the sale of competitive generation assets and the positive impacts from regulatory true ups and reversals a year ago. The remainder of the year will benefit from lower operating and maintenance expenses compared to last year,” said Nicholas K. Akins, AEP chairman, president and chief executive officer.
“Overall economic conditions are getting better in the states we serve, consistent with the improvement we’ve projected in our 2017 operating earnings guidance. Industrial load increased by four percent this quarter, and we are now seeing positive industrial sales results across most industries in our service area. We are optimistic that this stronger industrial demand will lead to future improvements in commercial and residential load later this year.
“Our transmission business continues to expand, reflecting the increased investments we are making to provide enhanced grid reliability and resilience for customers. Our Transmission Holding Co. business contributed 26 cents per share for the quarter, an increase of seven cents from the same period last year,” Akins said.

SUMMARY OF RESULTS BY SEGMENT
$ in millions

GAAP Earnings	2Q 17	2Q 16	Variance	YTD 17	YTD 16	Variance
Vertically Integrated Utilities (a)	120.8	209.4	(88.6)	340.3	487.0	(146.7)
Transmission & Distribution Utilities (b)	111.2	124.6	(13.4)	230.3	232.1	(1.8)
AEP Transmission Holdco (c)	128.4	94.6	33.8	200.2	138.5	61.7
Generation & Marketing (d)	26.4	49.7	(23.3)	212.6	120.4	92.2
Corporate and Other (e)	(11.8)	23.8	(35.6)	(16.2)	25.3	(41.5)
Total GAAP Earnings (Loss)	375.0	502.1	(127.1)	967.2	1,003.3	(36.1)

Operating Earnings	2Q 17	2Q 16	Variance	YTD 17	YTD 16	Variance
Vertically Integrated Utilities (a)	120.8	209.4	(88.6)	340.3	487.0	(146.7)
Transmission & Distribution Utilities (b)	111.2	124.6	(13.4)	230.3	232.1	(1.8)
AEP Transmission Holdco (c)	128.4	94.6	33.8	200.2	138.5	61.7
Generation & Marketing (d)	21.8	46.0	(24.2)	90.1	116.7	(26.6)
Corporate and Other (e)	(11.8)	(8.9)	(2.9)	(16.2)	(7.4)	(8.8)
Total Operating Earnings	370.4	465.7	(95.3)	844.7	966.9	(122.2)

A full reconciliation of GAAP earnings to operating earnings is included in tables at the end of this news release.

a.	Includes AEP Generating Co., Appalachian Power, Indiana Michigan Power, Kentucky Power, Kingsport Power, Public Service Company of Oklahoma, Southwestern Electric Power and Wheeling Power.

b.	Includes Ohio Power, AEP Texas.

c.	Includes wholly-owned transmission-only subsidiaries and transmission-only joint ventures.

d.	Includes AEP OnSite Partners, AEP Renewables, nonregulated generation in ERCOT and PJM as well as marketing, risk management and retail activities in ERCOT, PJM and MISO.

e.	Includes commercial barging operations in prior periods.

EARNINGS GUIDANCE

Management reaffirms its 2017 operating earnings guidance range of $3.55 to $3.75 per share. Operating earnings could differ from GAAP earnings for matters such as impairments, divestitures or changes in accounting principles. AEP management is not able to forecast if any of these items will occur or any amounts that may be reported for future periods. Therefore, AEP is not able to provide a corresponding GAAP equivalent for earnings guidance.
Reflecting special items recorded through the second quarter, the estimated earnings per share on a GAAP basis would be $3.80 to $4.00 per share. See the table below for a full reconciliation of 2017 earnings guidance.

2017 EPS Guidance Reconciliation

Estimated EPS on a GAAP basis	$3.80	to	$4.00

Mark-to-Market impact of commodity hedging activities		0.00
Impairment of certain merchant generation assets		0.01
Gain from competitive generation asset sale		(0.26)

Operating EPS Guidance	$3.55	to	$3.75

WEBCAST
AEP’s quarterly discussion with financial analysts and investors will be broadcast live over the internet at 9 a.m. EDT today at http://www.aep.com/webcasts. The webcast will include audio of the discussion and visuals of charts and graphics referred to by AEP management. The charts and graphics will be available for download at http://www.aep.com/webcasts.
American Electric Power, based in Columbus, Ohio, is focused on building a smarter energy infrastructure and delivering new technologies and custom energy solutions to our customers. AEP’s more than 17,000 employees operate and maintain the nation’s largest electricity transmission system and more than 224,000 miles of distribution lines to efficiently deliver safe, reliable power to nearly 5.4 million regulated customers in 11 states. AEP also is one of the nation’s largest electricity producers with approximately 33,000 megawatts of diverse generating capacity, including 4,200 megawatts of renewable energy. AEP’s family of companies includes utilities AEP Ohio, AEP Texas, Appalachian Power (in Virginia and West Virginia), AEP Appalachian Power (in Tennessee), Indiana Michigan Power, Kentucky Power, Public Service Company of Oklahoma, and Southwestern Electric Power Company (in Arkansas, Louisiana and east Texas). AEP also owns AEP Energy, AEP Energy Partners, AEP OnSite Partners, and AEP Renewables, which provide innovative competitive energy solutions nationwide.
AEP’s earnings are prepared in accordance with accounting principles generally accepted in the United States and represent the company’s earnings as reported to the Securities and Exchange Commission. The company’s operating earnings, a non-GAAP measure representing GAAP earnings excluding special items as described in the news release and charts, provide another representation for investors to evaluate the performance of the company’s ongoing business activities. AEP uses operating earnings as the primary performance measurement when communicating with analysts and investors regarding its earnings outlook and results. The company uses operating earnings data internally to measure performance against budget and to report to AEP’s Board of Directors and also as an input in determining performance-based compensation under the company’s employee incentive compensation plans.

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This report made by American Electric Power and its Registrant Subsidiaries contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934. Although AEP and each of its Registrant Subsidiaries believe that their expectations are based on reasonable assumptions, any such statements may be influenced by factors that could cause actual outcomes and results to be materially different from those projected. Among the factors that could cause actual results to differ materially from those in the forward-looking statements are: economic growth or contraction within and changes in market demand and demographic patterns in AEP service territories; inflationary or deflationary interest rate trends; volatility in the financial markets, particularly developments affecting the availability or cost of capital to finance new capital projects and refinance existing debt; the availability and cost of funds to finance working capital and capital needs, particularly during periods when the time lag between incurring costs and recovery is long and the costs are material; electric load and customer growth; weather conditions, including storms and drought conditions, and AEP’s ability to recover significant storm restoration costs; the cost of fuel and its transportation and the creditworthiness and performance of fuel suppliers and transporters and the cost of storing and disposing of used fuel, including coal ash and spent nuclear fuel; availability of necessary generating capacity and the performance of AEP’s generating plants and the availability of fuel, including processed nuclear fuel, parts and service from reliable vendors; AEP’s ability to recover fuel and other energy costs through regulated or competitive electric rates; AEP’s ability to build transmission lines and facilities (including the ability to obtain any necessary regulatory approvals and permits) when needed at acceptable prices and terms and to recover those costs; new legislation, litigation and government regulation, including oversight of nuclear generation, energy commodity trading and new or heightened requirements for reduced emissions of sulfur, nitrogen, mercury, carbon, soot or particulate matter and other substances that could impact the continued operation, cost recovery, and/or profitability of AEP’s generation plants and related assets; evolving public perception of the risks associated with fuels used before, during and after the generation of electricity, including nuclear fuel; a reduction in the federal statutory tax rate that could result in an accelerated return of deferred federal income taxes to customers; timing and resolution of pending and future rate cases, negotiations and other regulatory decisions, including rate or other recovery of new investments in generation, distribution and transmission service and environmental compliance; resolution of litigation; AEP’s ability to constrain operation and maintenance costs; AEP’s ability to develop and execute a strategy based on a view regarding prices of electricity and gas; prices and demand for power generated and sold at wholesale; changes in technology, particularly with respect to energy storage and new, developing, alternative or distributed sources of generation; AEP’s ability to recover through rates any remaining unrecovered investment in generating units that may be retired before the end of their previously projected useful lives; volatility and changes in markets for capacity and electricity, coal, and other energy-related commodities, particularly changes in the price of natural gas; changes in utility regulation and the allocation of costs within regional transmission organizations, including ERCOT, PJM and SPP; AEP’s ability to successfully and profitably manage competitive generation assets, including the evaluation and execution of strategic alternatives for these assets as some of the alternatives could result in a loss; changes in the creditworthiness of the counterparties with whom AEP has contractual arrangements, including participants in the energy trading market; actions of rating agencies, including changes in the ratings of AEP debt; the impact of volatility in the capital markets on the value of the investments held by AEP’s pension, other postretirement benefit plans, captive insurance entity and nuclear decommissioning trust and the impact of such volatility on future funding requirements; accounting pronouncements periodically issued by accounting standard-setting bodies; and other risks and unforeseen events, including wars, the effects of terrorism (including increased security costs), embargoes, cyber security threats and other catastrophic events.

American Electric Power

Financial Results for the Second Quarter of 2017
Reconciliation of GAAP to Operating Earnings

		2017
		Vertically Integrated Utilities	Transmission & Distribution Utilities	AEP Transmission Holdco	Generation & Marketing	Corporate and Other	Total	EPS
		($ millions)

GAAP Earnings (Loss)		120.8	111.2	128.4	26.4	(11.8)	375.0	$0.76

Special Items
Mark-to-Market Impact of Commodity Hedging Activities	(a)	—	—	—	0.7	—	0.7	$—
Gain from Competitive Generation Asset Sale	(b)	—	—	—	(2.3)	—	(2.3)	—
Impairment of Certain Merchant Generation Assets	(c)	—	—	—	(3.0)	—	(3.0)	(0.01)

Total Special Items		—	—	—	(4.6)	—	(4.6)	$(0.01)

Operating Earnings (Loss)		120.8	111.2	128.4	21.8	(11.8)	370.4	$0.75

Financial Results for the Second Quarter of 2016
Reconciliation of GAAP to Operating Earnings

		2016
		Vertically Integrated Utilities	Transmission & Distribution Utilities	AEP Transmission Holdco	Generation and Marketing	Corporate and Other	Total	EPS
		($ millions)

GAAP Earnings (Loss)		209.4	124.6	94.6	49.7	23.8	502.1	$1.02

Special Items
Mark-to-Market Impact of Commodity Hedging Activities	(a)	—	—	—	(3.7)	—	(3.7)	(0.01)
Disposition of Commercial Barge Operations	(d)	—	—	—	—	22.9	22.9	0.05
Federal Tax Audit Settlement	(e)	—	—	—	—	(55.6)	(55.6)	(0.11)

Total Special Items		—	—	—	(3.7)	(32.7)	(36.4)	$(0.07)

Operating Earnings (Loss)		209.4	124.6	94.6	46.0	(8.9)	465.7	$0.95

(a)	Reflected in Revenues and Income Tax Expense.

(b)	Reflected in Gain on Sale of Assets and Income Tax Expense.

(c)	Reflected in Asset Impairments and Other Related Charges and Income Tax Expense.

(d)	Reflected in Discontinued Operations, Equity Earnings and Income Tax Expense.

(e)	Reflected in Income Tax Expense.

American Electric Power
Summary of Selected Sales Data
Regulated Connected Load
(Data based on preliminary, unaudited results)

	Three Months Ended June 30
ENERGY & DELIVERY SUMMARY	2017	2016	Change

Vertically Integrated Utilities
Retail Electric (in millions of kWh):
Residential	6,499	6,674	(2.6)%
Commercial	5,996	6,190	(3.1)%
Industrial	8,689	8,654	0.4%
Miscellaneous	562	565	(0.5)%
Total Retail	21,746	22,083	(1.5)%

Wholesale Electric (in millions of kWh): (a)	5,918	5,696	3.9%

Total KWHs	27,664	27,779	(0.4)%

Transmission & Distribution Utilities
Retail Electric (in millions of kWh):
Residential	5,956	6,009	(0.9)%
Commercial	6,490	6,602	(1.7)%
Industrial	5,941	5,506	7.9%
Miscellaneous	171	175	(2.3)%
Total Retail (b)	18,558	18,292	1.5%

Wholesale Electric (in millions of kWh): (a)	761	412	84.7%

Total KWHs	19,319	18,704	3.3%

(a)	Includes Off-System Sales, Municipalities and Cooperatives, Unit Power, and Other Wholesale Customers.

(b)	Represents energy delivered to distribution customers.

American Electric Power

Financial Results for Year-to-Date 2017
Reconciliation of GAAP to Operating Earnings

		2017
		Vertically Integrated Utilities	Transmission & Distribution Utilities	AEP Transmission Holdco	Generation & Marketing	Corporate and Other	Total	EPS
		($ millions)

GAAP Earnings (Loss)		340.3	230.3	200.2	212.6	(16.2)	967.2	$1.97

Special Items
Mark-to-Market Impact of Commodity Hedging Activities	(a)	—	—	—	2.7	—	2.7	$—
Gain from Competitive Generation Asset Sale	(b)	—	—	—	(129.4)	—	(129.4)	(0.26)
Impairment of Certain Merchant Generation Assets	(c)	—	—	—	4.2	—	4.2	0.01

Total Special Items		—	—	—	(122.5)	—	(122.5)	$(0.25)

Operating Earnings (Loss)		340.3	230.3	200.2	90.1	(16.2)	844.7	$1.72

Financial Results for Year-to-Date 2016
Reconciliation of GAAP to Operating Earnings

		2016
		Vertically Integrated Utilities	Transmission & Distribution Utilities	AEP Transmission Holdco	Generation & Marketing	Corporate and Other	Total	EPS
		($ millions)

GAAP Earnings (Loss)		487.0	232.1	138.5	120.4	25.3	1,003.3	$2.04

Special Items
Mark-to-Market Impact of Commodity Hedging Activities	(a)	—	—	—	(3.7)	—	(3.7)	(0.01)
Disposition of Commercial Barge Operations	(d)	—	—	—	—	22.9	22.9	0.05
Federal Tax Audit Settlement	(e)	—	—	—	—	(55.6)	(55.6)	(0.11)

Total Special Items		—	—	—	(3.7)	(32.7)	(36.4)	$(0.07)

Operating Earnings (Loss)		487.0	232.1	138.5	116.7	(7.4)	966.9	$1.97

(a)	Reflected in Revenues and Income Tax Expense.

(b)	Reflected in Gain on Sale of Assets and Income Tax Expense.

(c)	Reflected in Asset Impairments and Other Related Charges and Income Tax Expense.

(d)	Reflected in Discontinued Operations, Equity Earnings and Income Tax Expense.

(e)	Reflected in Income Tax Expense.

American Electric Power
Summary of Selected Sales Data
Regulated Connected Load
(Data based on preliminary, unaudited results)

	Six Months Ended June 30
ENERGY & DELIVERY SUMMARY	2017	2016	Change

Vertically Integrated Utilities
Retail Electric (in millions of kWh):
Residential	14,738	15,798	(6.7)%
Commercial	11,685	12,070	(3.2)%
Industrial	16,953	16,921	0.2%
Miscellaneous	1,098	1,106	(0.7)%
Total Retail	44,474	45,895	(3.1)%

Wholesale Electric (in millions of kWh): (a)	12,425	10,488	18.5%

Total KWHs	56,899	56,383	0.9%

Transmission & Distribution Utilities
Retail Electric (in millions of kWh):
Residential	11,850	12,250	(3.3)%
Commercial	12,243	12,389	(1.2)%
Industrial	11,417	11,004	3.8%
Miscellaneous	331	341	(2.9)%
Total Retail (b)	35,841	35,984	(0.4)%

Wholesale Electric (in millions of kWh): (a)	1,559	735	112.1%

Total KWHs	37,400	36,719	1.9%

(a)	Includes Off-System Sales, Municipalities and Cooperatives, Unit Power, and Other Wholesale Customers.

(b)	Represents energy delivered to distribution customers.